                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------


                                  F O R M 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

                             NEW VALLEY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                        -------------------------------

    DELAWARE                                       13-5482050
(State of Incorporation)                    (I.R.S. Employer Identification No.)

 100 S.E. SECOND STREET, MIAMI, FLORIDA               33131
(Address of principal executive offices)            (zip code)

If this form relates to the                If this form relates to the
registration of a class of securities      Registration of a class of securities
pursuant to Section 12(b) of the           Pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            Pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  [ ]                                  box.  [X]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                        Name of Each Exchange on Which
to be so Registered                        Each Class is to be Registered
-------------------                        ------------------------------

NONE                                       NONE

Securities to be registered pursuant to Section 12(g) of the Act:

               WARRANTS TO PURCHASE COMMON SHARES, $.01 PAR VALUE
               --------------------------------------------------
                                (Title of Class)

ITEM 1.  Description of Registrant's Securities to be Registered.

         The information relating to the Registrant's warrants required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the caption "Description of the Warrants" in the prospectus (the "Prospectus"), filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) under the Securities Act o f 1933, forming a part of the registration statement No. 333-76133 (the "Registration Statement"). The Registration Statement was declared effective by the SEC on April 14, 1999. The aforementioned description in the Prospectus is hereby incorporated by reference into this Item 1.

ITEM 2.  Exhibits.

  4.1    Form of Warrant Agreement, dated as of , 1999, between American Stock
         Transfer & Trust Company, as Warrant Agent, and the Registrant, including form of warrant. Incorporated by reference to Exhibit 4(c) to the Registration Statement.

SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      NEW VALLEY CORPORATION
                                           (Registrant)



Dated:  June 3, 1999         By:    /s/  Richard J. Lampen
                                    ------------------------------
                             Name:  Richard J. Lampen
                             Title: Executive Vice President & General Counsel


                                       3